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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 4, 1997, on our audits of the consolidated balance sheets of DM Management Company and subsidiary as of December 28, 1996, June 29, 1996 and June 24, 1995, and the related consolidated statements of operations, change in stockholders' equity and cash flows for the six months ended December 28, 1996 and each of the three fiscal years in the period ended June 29, 1996.

      We also consent to the incorporation by reference in the registration statement of DM Management Company and subsidiary on Form S-8 of our report dated August 9, 1996, except as to the information presented in Note D, for which the date is September 10, 1996, on our audits of the consolidated financial statements and financial statement schedules of DM Management Company and subsidiary as of June 24, 1995 and June 29, 1996, and for each of the three fiscal years in the period ended June 29, 1996.

                                                 /s/ Coopers & Lybrand, L.L.P.
                                                 -----------------------------
                                                 COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
December 12, 1997